Exhibit 19.1

STATEMENT ON THE PROHIBITION OF INSIDER TRADING

Failure by you to recognize the importance of safeguarding information and using information appropriately is greatly detrimental both to your future and to PCC’s. The information provided below should provide a useful guide about what constitutes insider trading and material inside information.

Summary of PCC’s Business Activities

PCC is a Business Development Company registered with the U.S. Securities and Exchange Commission and regulated under the Investment Company Act of 1940. PCC offers individual investors access to private debt with a focus on first lien secured loans, second lien secured loans, and, to a lesser extent, subordinated loans or mezzanine debt. Generally, these loans are held with private companies that have not issued any public securities. In rare instances, however, there may be securities available in the marketplace for issuers in which PCC holds a loan position.

It is not expected that in the course of its loan trading activities that PCC will receive access to information that is not already in the public domain. However, certain data sources may make information available to PCC that has not been fully disseminated in the marketplace. If this situation arises and PCC has an opportunity to opt to receive the information, the Access Person that encounters this situation will raise the situation with their supervisors and our Chief Compliance Officer to decide whether to opt to receive the information or decline to receive the information. If the decision is made to receive the information, our Chief Compliance Officer will update the Restricted List as it is discussed in the Code.

In the unlikely event that you come into possession of information that is not publicly available, either through your work with us or outside of the workplace, you will be required to adhere to the Statement on the Prohibition of Insider Trading (the “Statement”) as described in the following pages. You will also be subject to certain reporting requirements in connection with complying with PCC’s Code beginning with the requirement to notify our Chief Compliance Officer.

Background

The securities laws and the rules and regulations of self-regulatory organizations are designed to assure that the securities markets are fair and honest, that material information regarding a company is publicly available, and that a security’s price and volume are determined by the free interplay of economic forces. The anti-fraud rules of the federal securities laws prohibit, in connection with the purchase or sale of a security:

●	making an untrue statement of a material fact;

●	omitting to state a material fact necessary to make the statements made not misleading;

●	engaging in acts, practices or courses of business which would be fraudulent or deceptive.

Violation of these provisions is a crime that may result in imprisonment and can have other very serious repercussions for both the Firm and the employee. Violators may be censured by the government or self-regulatory organizations, suspended, barred from the securities business or fined. In addition, violations may result in liability under the Federal Securities Laws, including the Insider Trading Sanctions Act of 1984 (“ITSA”) and the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”). PCC’s actions with respect to any violations will be swift and forceful, since it is the victim of any such abuse.

In this connection, a violation of the PCC’s policies and procedures regarding confidential information, disclosure and the use of confidential information may result in dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not the violation of Firm policy or procedure also constituted a violation of law. Trading while in possession of or tipping on the basis of non-public information could also result in civil or criminal liability which could lead to imprisonment, fines and/or a requirement of disgorgement of any profits realized, and as a result of the violation, to an injunction prohibiting the violator from being employed in the securities industry. The Firm may initiate or cooperate in proceedings resulting in such penalties.

Policy

No person to whom the Statement applies, including officers, directors or employees of PCC, may trade, either personally or on behalf of others, while in possession of material non-public information, nor may any officer, director or employee communicate material non-public information to others in violation of the law. This conduct is referred to as “insider information”. Any questions regarding this policy and procedure should be directed to our Chief Compliance Officer.

While the law concerning insider trading is not rigid, it generally is understood to prohibit:

●	trading by an insider, while in possession of material non-public information;

●	trading by a non-insider while in possession of material non-public information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

●	communicating material non-public information to others.

The elements of a claim for insider trading and the penalties for unlawful conduct are described below.

Who is an Insider?

The concept of an “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, by way of example, attorneys, accountants, consultants, bank lending officers and employees of such organizations. According to the Supreme Court, a company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is Material Information?

Trading on information is not a basis for liability unless the information is material. Information generally is considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision, or if the information is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to dividend changes, earnings estimates not previously disseminated, material changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, Carpenter v. United States 108 S. Ct. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether or not those reports would be favorable.

Any questions that you may have as to whether information is material must be addressed with our Chief Compliance Officer before acting in any way on such information.

What is Non-public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Reuters, Bloomberg or a Dow Jones publication or in any other publication of general circulation would, generally, be considered public. In certain instances, information disseminated to certain segments of the investment community may be deemed “public”. For example, research communicated through institutional information dissemination services such as First Call. The amount of time since the information was first disseminated ordinarily is a factor regarding whether information is considered public.

Basis for Liability

Described below are circumstances under which a person or entity may be deemed to have traded on inside information, and prohibitions applicable, in particular to investment advisors.

1. Fiduciary Duty Theory. In 1980 the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction. In such case, one party as a right to expect that the other party will not disclose any material non-public information and will refrain from trading. Chiarella v. U.S. 445 U.S. 22 (1980).

Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternative theories by which such fiduciary duties are imposed on non-insiders: they can enter into a confidential relationship with the company such as, among others, attorneys and accountants (“temporary insiders”) or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider or temporary insider who has violated his fiduciary duty to the company’s shareholders.

In the “tippee” situation, a breach of duty occurs only if the insider or temporary insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a financial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

2. Misappropriation Theory. Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from another person. In Carpenter v. United States, the Court found that a columnist defrauded The Wall Street Journal by communicating information prior to its publication to another person who used the information to trade in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include the following:

●	jail sentences;

●	civil injunction;

●	treble damages;

●	disgorgement of profits;

●	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

●	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Controlling the Flow of Sensitive Information

The following procedures have been established to assist the officers, directors and employees of PCC in controlling the flow of sensitive information so as to avoid the possibility of trading on material non-public information either on behalf of PCC or for themselves and to assist PCC and its supervisory personnel in surveilling for, and otherwise preventing and detecting, insider trading. Every officer, director and employee of PCC must follow these procedures or risk serious sanctions by one or more regulatory authorities and/or PCC, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult our Chief Compliance Officer.

1. Identifying Inside Information. Before trading for yourself or others in the securities of a company about which you have what you believe to be inside information, ask yourself the following questions:

●	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? To what extent, for how long, and by what means has the information been disseminated? If information is non-public, it normally may not be used in connection with effecting securities transactions; however, if you have any doubts whatsoever as to whether the information is public, you must ask our Chief Compliance Officer prior to trading on, or communicating (except in accordance with the procedures and requirements herein) such information.

●	Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

If, after consideration of the above, you believe that the information may be material and non-public, or if you have questions in that regard, you should take the following steps:

●	Report the matter immediately to our Chief Compliance Officer.

●	Do not purchase or sell the securities on behalf of yourself or others.

●	Do not communicate the information inside or outside of PCC, other than to our Chief Compliance Officer.

●	After our Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2. Restricting Access to Material Non-public Information. Information in your possession that you identify as material and non-public may not be communicated to anyone, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

3. Personal Security Trading. All officers, directors and employees must trade in accordance with the provisions of the CofE as well as the Statement in order to assist PCC with monitoring for violations of the law.

4. Restricted List. As defined in the Code, PCC’s Chief Compliance Officer will maintain a Restricted List. Disclosure outside of PCC as to what issuers and/or securities are on the Restricted List could therefore constitute tipping and is strictly prohibited.

5. Supervision/Investigation. Should our Chief Compliance Officer learn, through regular review of personal trading documents, or from some other source, that a violation of this Code is suspected, our Chief Compliance Officer shall alert the Chairman of PCC. Together these parties will determine who should conduct further investigation, if they determine one is necessary.

RECORDS

PCC shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission (the “SEC”):

1. A copy of this Code and any other code of ethics of PCC that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

2. A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3. A copy of each report made by an Access Person or duplicate account statement received pursuant to the Code, shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

4. A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

5. A copy of each report made to our Board of Directors shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

6. A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of Beneficial Ownership in any securities in an Initial Public Offering or a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

REVISIONS AND AMENDMENTS

This Code may be revised, changed or amended at any time by our Board of Directors. Following any material revisions or updates, an updated version of this Code will be distributed to you and will supersede the prior version of this Code effective upon distribution. We may ask you to sign an acknowledgement confirming that you have read and understood the revised version of the Code, and that you agree to comply with the provisions.

APPENDIX A

Princeton Capital Corporation

or

House Hanover LLC

(collectively, the “Company”)

Acknowledgment Regarding

Code of Business Conduct, Ethics and Statement on the Prohibition of Insider Trading

This acknowledgment is to be signed and returned to our Chief Compliance Officer and will be retained as part of your permanent personnel file

I have received a copy of the Company’s Code of Business Conduct, Ethics and Statement on the Prohibition of Insider Trading (the “Code”), read it, and understand that the Code contains the expectations of the Company regarding employee conduct, ethical behavior and the prohibition of trading on insider information. I agree to observe the policies and procedures contained in the Code and have been advised that, if I have any questions or concerns relating to such policies or procedures, I understand that I have an obligation to report to the Audit Committee, the Chief Compliance Officer or other such designated officer, any suspected violations of the Code of which I am aware. I also understand that the Code is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment.

Name (Printed)

Signature

Date

The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the Company’s Code of Business Conduct, Ethics and Statement on the Prohibition of Insider Trading.

APPENDIX B

Princeton Capital Corporation or

House Hanover LLC (collectively, the “Company”)

PRE-CLEARANCE FORM

Use this form to request pre-clearance of a transaction to purchase a Limited Offering, Initial Public Offering or to purchase or sell a security issued by an issuer appearing on the Portfolio or Pipeline Reports. Please submit this form, together with a copy of the Limited Offering documentation to the Chief Compliance Officer at least five (5) business days before the planned investment.

Employee Name:	Date:

Issuer/Investment Name:

Terms of Purchase (price, purchaser - individual, joint, entity, etc.):

Proposed Transaction Date:

How did you learn about this opportunity?

Related to a Portfolio or Pipeline security?

Approved:	Date:

Not Approved:	Date:

Comments:

APPENDIX C

Princeton Capital Corporation or

House Hanover LLC (collectively, the “Company”)

INITIAL HOLDINGS REPORT

as of ____________

To: Chief Compliance Officer

A. Securities Holdings. I have listed below (or attached hereto a listing) all of my Securities Holdings held by me or Beneficial Owners as defined by the Company’s Code of Ethics.

		Interest				Nature of		Broker/Dealer
		Rate and		Number of		Transaction		or Bank
		Maturity		Shares or	Dollar	(Purchase,		Through
Title of	CUSIP	Date (If	Date of	Principal	Amount of	Sale,		Whom
Security	Number	Applicable)	Transaction	Amount	Transaction	Other)	Price	Effected

B. Brokerage Accounts. I , or a Beneficial Owner, have established the following accounts in which securities for my direct or indirect benefit:

Name of Broker, Dealer or Bank

1.

2.

3.

Date:_______________ Signature:

Print Name:

APPENDIX D

Princeton Capital Corporation or

House Hanover LLC

(collectively, the “Company”)

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended:

To: Chief Compliance Officer

A. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

		Interest				Nature of		Broker/Dealer
		Rate and		Number of		Transaction		or Bank
		Maturity		Shares or	Dollar	(Purchase,		Through
Title of	CUSIP	Date (If	Date of	Principal	Amount of	Sale,		Whom
Security	Number	Applicable)	Transaction	Amount	Transaction	Other)	Price	Effected

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank            Date Account Was Established

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:_______________ Signature:

Print Name:

APPENDIX E

Princeton Capital Corporation

or

House Hanover LLC

(collectively, the “Company”)

ANNUAL HOLDINGS REPORT

As of December 31, 20_

To: Chief Compliance Officer

As of December 31, 20 , I had direct or beneficial ownership interest in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

A. Securities Holdings. I have listed below (or attached hereto a listing) all of my Securities Holdings held by me or Beneficial Owners as defined by the Company’s Code of Ethics.

Title of Security	CUSIP Number	Number of Shares or Principal Amount

As of December 31, 20 , I maintained accounts with brokers, dealers, and banks listed below in which securities were held for my direct or indirect benefit:

B. Brokerage Accounts. I , or a Beneficial Owner, have established the following accounts in which securities for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established*
1.
2.
3.

This report (i) excludes securities and accounts over which I had no direct or indirect influence or control;(ii) excludes securities not required to be reported (for example, direct obligations of the U.S. Government, shares of registered investment companies etc.); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities accounts listed above.

Date:_______________ Signature:

Print Name:

*Note: If account was established before 20__, you can state that it was established before 20__

APPENDIX C

Questionnaire for Directors and Executive Officers of

Princeton Capital Corporation

Questionnaire Table of Contents:

Introduction

Key Definitions

I.	Business Background

II.	Position(s) with the Company and Its Subsidiaries

III.	Educational Background

IV.	Involvement in Legal Proceedings

V.	Stock Ownership

VI.	Related Party Transactions

VII.	Director Independence

VIII.	Audit Committee Membership

IX.	Audit Committee Membership

X.	FINRA Matters

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Introduction

Terms that appear in bold type in this questionnaire have special meanings defined in the Key Definitions section of this questionnaire.

Terms such as “we,” “us,” “the Company” and “our” refer to Princeton Capital Corporation and its subsidiaries unless the context otherwise indicates.

Please answer each item in the questionnaire clearly, truthfully and comprehensively. The information requested is for your protection and that of the Company, and will be used to assure that related information in our SEC filings is correct.

THE EXISTENCE AND CONTENTS OF THIS QUESTIONNAIRE AND YOUR ANSWERS IN RESPONSE TO THE QUESTIONS ARE CONSIDERED CONFIDENTIAL AND PROPRIETARY BY THE COMPANY AND SHOULD BE TREATED ACCORDINGLY.

Key Definitions

Please review these for purposes of answering this questionnaire.

“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

For purposes of this questionnaire, you should assume that any corporation, other entity, or trust or estate is an affiliate of yours if you are an executive officer, manager or similar controlling person, or trustee or executor of the trust or estate, or the direct or indirect beneficial owner of more than 10% of any class of equity securities of the entity, or if you otherwise in fact control the entity.

Any majority-owned subsidiary, or less-than-majority owned business entity which is in fact controlled by a person, is an affiliate of the person owning the majority interest or controlling the business entity.

A person will be deemed not to be in control of another person for this purpose if the person:

●	is not the beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of the other person;

●	is not an executive officer of the other person; and

●	is not a director of the other person.

Similar principles would apply by analogy to partnerships, trusts, estates or other entities.

A director, executive officer, partner, member, principal or designee of an affiliate of another person will also be deemed to be an affiliate of that other person.

“Amount” or “amount involved” means the dollar value of the amount involved in the transaction or a series of transactions, without regard to profit or loss on the transaction, including (i) the aggregate amount of periodic payments or installments due on or after the beginning of our last full fiscal year including any required or optional payments due at the end of the transaction, and (ii) in the case of indebtedness, the highest amount of aggregate outstanding principal indebtedness since the beginning of our last full fiscal year, plus interest payable on it during the fiscal year.

“Beneficial ownership” is defined in SEC Rule 13d-3. This is the same definition used to report more than 5% beneficial owners in our annual meeting proxy statement, and generally means having or sharing any direct or indirect voting or dispositive power over our equity securities through any contract, arrangement, understanding, relationship, trust, proxy, or otherwise (including the right to acquire equity securities within 60 days through the exercise of any option, warrant, conversion right, revocation right, or other right).

“Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. An executive officer or director of a company generally is considered to control that company. If you are in doubt as to the meaning of control in a particular context, you may wish to consult with counsel.

“Executive officer” means a company’s chairman, vice chairman, president, any vice president in charge of a principal business unit, division or function (such as marketing, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions. Executive officers of subsidiaries may be deemed executive officers of the parent company if they perform these sorts of policy-making functions for the parent company.

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage (i.e., “in-law” relationships) or adoption, or anyone (other than a tenant or employee) residing in such person’s home. This includes the listed family members whether they are minors or adults.

“Parent” when used to indicate a relationship with a specified person, means an affiliate controlling such person directly or indirectly through one or more intermediaries.

“Plan” includes any plan, contract, authorization, or arrangement, whether or not set forth in any formal documents, pursuant to which plan participants or beneficiaries may receive cash, stock, restricted stock or restricted stock units, phantom stock, stock options, SARs, warrants, convertible securities, performance units or performance shares. A plan may be applicable to only one person.

“Related Person” means any director, executive officer, or director nominee, or any immediate family member of a director, executive officer, or director nominee, meaning any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, or director nominee and any person (other than a tenant or employee) sharing the household of such director, executive officer, or director nominee.

“Subsidiary” when used to indicate a relationship with a specified person, means an affiliate controlled by such person directly or indirectly through one or more intermediaries.

“Transaction” means, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The amount involved in a transaction shall be computed by determining the dollar value of the amount involved in the transaction in question, which shall include (a) in the case of any lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments due on or after the beginning of the Company’s last fiscal year (including any required or optional payments due during or at the conclusion of the lease or other transaction), and (b) in the case of indebtedness, the largest aggregate amount of all indebtedness outstanding at any time since the beginning of the Company’s last fiscal year and all amounts of interest payable on it during the last fiscal year. For purposes of calculating the amount of indebtedness, the following items may be excluded: amounts due from a specified person for the purchase of goods or services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business. For purposes of Question 26 of the questionnaire (relating to transactions with certain “beneficial owners”), the term “transaction” shall not include indebtedness transactions. The term transaction does not include any transaction in which (a) the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (b) the transaction involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; or (c) the interest of a specified person arises solely from the ownership of securities of the Company and such person receives no extra or special benefit not shared on a pro rata basis by all holders of securities of the same class.

A person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with the Company may have an indirect interest in such transaction by reason of such position or relationship. Such an interest, however, shall not be deemed material where

(a) the interest arises only (i) from such person’s position as a director of another corporation or organization that is a party to the transaction, (ii) from the direct or indirect ownership by such person and by all other directors, nominees for election as directors, executive officers, beneficial owners of more than five percent of the voting securities of the Company and members of the immediate family of any of the foregoing, in the aggregate, of less than a ten percent equity interest in another person (other than a partnership) which is a party to the transaction or (iii) from both such position and ownership; or (b) the interest arises only from such person’s position as a limited partner in a partnership in which the person and all other directors, nominees for election as directors, executive officers, beneficial owners of more than five percent of the “voting securities” of the Company and members of the immediate family of any of the foregoing, in the aggregate, have an interest of less than ten percent, and the specified person is not a general partner of and does not hold another position in the partnership. The amount of the interest of any person shall be computed without regard to the amount of the profit or loss involved in the transaction(s).

I.	Business Background

1.	Please state your name exactly as you would like for it to appear in the registration statement, provide your address.

Name:

Address:

2.	Please state your age and date of birth.

Age:

Date of Birth:

3.	Please provide the following information about your business experience during the last five years:

From/To (Month & Year)	Name of Employer*	Principal Business of Employer	Position(s) Held	Nature of Responsibilities

*	also list any self-employed occupations during the past five years.

4.	Are any of the employers listed in response to question 3 above a parent, subsidiary or affiliate of ours or Regal One Corporation?

☐ Yes ☐ No

If “yes”, please describe:

5.	This question pertains only to directors and director nominees. The SEC rules require the Company to disclose “the specific experience, qualifications, attributes or skills” that led to the conclusion that each director or director nominee should serve as a director. In this regard, other than as set forth in Question 3 above, please set forth below any particular area of your professional or academic background that you think would be relevant for the Nominating/Corporate Governance Committee to consider.

6.	If you now serve, or during the last fiscal year served, or expect to be nominated or appointed in the future as an executive officer or director of any publicly traded or privately held corporation or other business entity, or any registered investment company, please provide the following information:

Executive
			Compensation	Audit	Officer
Name of	Public or		Committee	Committee	Position(s)
Company	Private?	Director?	Member?	Member?	Held

7.	If you are, or will be, an executive officer of the Company, are you or have you at any time during the last fiscal year:

(i)	served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company?

☐ Yes ☐ No

(ii)	served as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company?

☐ Yes ☐ No

(iii)	served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company?

☐ Yes ☐ No

If you answered “yes” to any of Questions 7(i) –(iii), briefly describe such relationship.

8.	If you are a director or director nominee, what directorships at public companies and/or registered investment companies have you held during the past five years?

Name of Company	Positions and/or Board Committees	Public Company or Registered Investment Company?	Time Period as Director (Month and Year)

II.	Position(s) with the Company and Its Subsidiaries

9.	What directorships, offices and other positions have you held with the Company at any time since the Company’s formation?

Director, Officer and Other Positions Held	Date Elected or Appointed	Term of Office (if any)

10.	What directorships, offices and other positions have you held with any of the Company’s subsidiaries at any time since the Company’s formation?

Name of Subsidiary and Positions Held	Date Elected or Appointed	Term of Office (if any)

11.	Is there or was there any arrangement or understanding between you and any other person or persons under which you were (or will be) selected to serve as a director or as an officer? Do not include any arrangement or understanding with the Company’s directors or executive officers acting solely in their capacities as such.

☐ Yes ☐ No

If “yes,” please attach a copy of any written agreement or understanding, or describe the oral arrangement or understanding, and name the other person or persons:

12.	Do you have any family relationship with any other director or executive officer of the Company or any subsidiary who is serving currently or so served since the Company’s formation, or with any individual nominated or otherwise chosen for such a position with the Company or any subsidiary?

For this purpose, please include any family member as defined in Key Definitions and also any aunt, uncle or first cousin family relationship.

☐ Yes ☐ No

If “yes,” please provide each person’s identity and the nature of the family relationship:

13.	If you are an executive officer of the Company, are you party to any employment, change in control, severance or termination contract or any other compensatory contract, plan or arrangement with us or any of our subsidiaries?

☐ Yes ☐ No

If “yes,” please attach a copy of each contract or describe the agreement by date, title or other appropriate reference:

III.	Educational Background

14.	Please complete the following table regarding your educational background. (You may refer to your attached resume if it provides the requested information.)

Name and Address of College, University or Professional School Attended	Dates of Attendance (Month and Year)		Area of Study (Major)	Degree Received
	From:	To:

IV.	Involvement in Legal Proceedings

15.	At any time during the last ten years:

●	Was a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or was a receiver, fiscal agent or similar officer appointed by a court for the business or property of:

o	You;

o	Any partnership in which you were a general partner at or within two years before the filing; or

o	Any corporation or business association of which you were an executive officer at or within two years before the filing?

●	Have you been convicted in a criminal proceeding or are you the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses)?

●	Have you been enjoined (even temporarily) from, or otherwise limited from:

o	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any of these activities;

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

o	Engaging in any type of business practice?

●	Has any federal or state authority barred, suspended or otherwise limited for more than 60 days your right to engage in any of the activities described under Part 1 of the preceding bullet point or your right to be associated with persons engaged in any of those activities?

●	Has a court or the Securities and Exchange Commission found that you violated any federal or state securities law?

●	Has a court or the Commodity Futures Trading Commission found that you violated any federal commodities law?

☐ Yes as to any item listed     ☐ No to all

If you answered “yes,” please provide details:

16.	Are you aware of any pending or contemplated legal proceedings in which any person listed below is a party adverse, or has a material interest adverse, to Regal One Corporation, the Company or any of its subsidiaries:

●	You or any other director or officer of the Company or any of its subsidiaries;

●	Any other affiliate of the Company;

●	Any owner of more than 5% of any class of the voting securities of Regal One Corporation or the Company; or

●	Any affiliate or family member of the foregoing persons?

☐ Yes ☐ No

If you answered “yes,” please provide details:

17.	Have you been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity?

☐ Yes ☐ No

18.	Have you been involved in any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any settlements to such actions?

☐ Yes ☐ No

19.	Have you been involved in any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization?

☐ Yes ☐ No

20.	Have you ever been: (i) suspended or barred from being associated with an issuer or public accounting firm; or (ii) suspended or barred from appearing or practicing before the SEC?

☐ Yes ☐ No

V.	Stock Ownership

21.	Do you know of any person(s) or group(s) that beneficially own more than 5% of any class of the voting securities of Regal One Corporation or the Company?

☐ Yes ☐ No

If you answered “yes,” please provide the names and addresses of each of these persons or groups:

22.	How many shares of common stock of Regal One Corporation or the Company do you (or your affiliates or family members) beneficially own? If none, please say so.

Number of Shares:    _______________________________

Shares of which you personally are the beneficial owner

Number of these shares over which you have sole voting power

Number of these shares over which you have shared voting power

Number of these shares over which you have sole investment power

Number of these shares over which you have shared investment power

Number of these shares that you have a right to acquire within 60 days after June 25, 2014 (such as by exercising stock options, warrants or conversion or similar rights)

Shares beneficially owned by your affiliates or family members

Name of individual/entity:

Name of individual/entity:

Name of individual/entity:

Please include: all directors’ “qualifying shares,” shares registered in your own name; shares held in your name as trustee, executor, custodian, pledgee, agent, or nominee (alone or with others); and shares held for you by any broker, bank, or other nominee.

If you are not sure whether you or your affiliate or family members have beneficial ownership of our common stock, please contact the person named on the first page of this questionnaire.

Do you or any of your affiliates or family members have beneficial ownership of shares of any other class of the Company’s equity securities?

☐ Yes ☐ No

If “yes,” please provide equivalent ownership information for these other shares so owned:

23.	Are there any shares that you listed in response to Question 24 that you may be deemed to beneficially own, but of which you would like to disclaim beneficial ownership?

☐ Yes ☐ No

If “yes,” please provide the reason for disclaiming and the name of each person who should be shown as the beneficial owner of the shares in question, along with the person’s relationship to you and the number of shares that the person beneficially owns:

24.	Are any shares of stock that you beneficially own pledged (or intended to be pledged in the future) with a lender or other third party as security for any obligations?

Please list shares subject to any form of pledge, margin loan, hypothecation, lien, or other arrangement with a lender, broker, or other third party, in which these shares serve as collateral for any of your obligations or for obligations of any other person.

☐ Yes ☐ No

If “yes,” please specify the number of shares pledged and nature of the related transaction(s):

25.	Do you or any of your affiliates or family members participate in investment decisions made by any corporation, partnership, limited liability company, or other business or investment entity, or by any nonprofit organization, that owns securities of Regal One Corporation or the Company?

☐ Yes ☐ No

If “yes,” please provide details and state whether you disclaim beneficial ownership of those securities:

26.	Have you or a family member of yours who lives in your household entered into a contract, issued an instruction or established a plan (other than under a savings or compensation plan or dividend reinvestment plan of ours) that provides for the purchase or sale of stock of Regal One Corporation or the Company in the future? (These are often called pre-arranged trading plans or Rule 10b5-1 plans.)

☐ Yes ☐ No

27.	Do you know of any arrangement, or believe that any arrangement exists, through which more than 5% of our stock is held or is to be held pursuant to a voting trust or other similar agreement?

☐ Yes ☐ No

If “yes,” please provide a copy of any agreement relating to each arrangement or describe all material terms of each arrangement:

28.	Except for the transactions with Capital Point Partners, do you know of any arrangements that have already caused, or could result in the future in, a change in control of Regal One Corporation or the Company. These arrangements may include:

●	A pledge by any person of equity securities;

●	A deposit of equity securities as collateral;

●	Creation of a voting trust or similar agreement; or

●	A contract providing for the sale, put, call or other disposition of equity securities.

☐ Yes ☐ No

If “yes,” please provide the names and addresses of the parties to each arrangement and a brief description of each arrangement:

VI.	Related Party Transactions

29.	Did you or any of your family members have, or will you or any of your family members have, any direct or indirect interest in:

●	Any transaction since the Company’s formation, or any currently proposed transaction,

●	In which Regal One Corporation, the Company or any of its subsidiaries was or is to be a participant, and

●	In which transaction the amount involved exceeds $120,000?

**Please review the instructions below before answering this question.**

☐ Yes ☐ No

If “yes,” please describe each transaction, the amount involved in the transaction, all participants in the transaction, and the nature, value and extent of the direct or indirect interest in the transaction: _________________________

**You can exclude:

●	Any compensation arrangement for your own services that is described elsewhere in this questionnaire;

●	A transaction where your interest in the other party arises only from (x) your position as a director of a corporation that is the other party, or only from your direct and indirect ownership of less than a 10% equity interest in that corporation (or both), or (y) your direct and indirect ownership of less than a 10% equity interest as a limited partner in a partnership in which you are not a general partner and do not hold any other position.

Please consider and include, if otherwise applicable, all transactions, arrangements or relationships of any kind (including any financial transaction, any indebtedness or any guarantee of indebtedness), and any series of similar transactions, arrangements or relationships. “Indirect interests” include any interest your affiliates had or will have, and any other form of indirect interest.

Please report any of the following transactions in which you or a family member had or has a direct or indirect interest: any loan, extension of credit, guaranty, finance, purchase, sale, lease, license, assignment, supply, customer, service, manufacturing, or other contract, arrangement, transaction or relationship in which Regal One Corporation, the Company or any subsidiary is a participant. If you are an owner, principal, partner, manager, employee, or other professional service provider for any investment banking, law, accounting, consulting or other professional services firm that provides any services to Regal One Corporation, the Company or any of its subsidiaries, please report the details of that relationship if you have any direct or indirect interest in the service agreement or contract with Regal One Corporation, the Company or any subsidiary.

Please include any otherwise covered transaction in which any of your adult children or in-laws or any other family member has a direct or indirect interest, including, if applicable, any employment or service provider agreements directly between such family member and Regal One Corporation, the Company or any of its subsidiaries, or any situations where Regal One Corporation, the Company or its subsidiaries does business with or makes charitable contributions to another entity that employs or is owned or controlled by any of your family members. Please also complete Appendix A, which is a list of your family members and others who may be related persons under the SEC’s definition. This is intended to help you respond to the question above, and also help us keep a list of family members and other persons that we may need to monitor for purposes of our related person transaction policy.

Although the applicable SEC rule (S-K Item 404(a)) requires disclosure only of material direct or indirect interests described above, we nevertheless would like the opportunity to assess and discuss with you the nature of any direct or indirect interest you or family members had or may have in a transaction with us.

30.	Are you aware of any transaction of the type described in Question 31 in which a beneficial owner of more than 5% of any class of equity securities of Regal One Corporation or the Company or any family member of such a share owner had or has any direct or indirect interest?

☐ Yes ☐ No

If “yes,” please provide details:

31.	Are there any other relationships between you and us or our management that are substantially similar in nature and scope to those described in Question 31?

☐ Yes ☐ No

If “yes,” please provide details:

32.	Are you or any affiliate or family member of yours a party to any contract with us or any of our subsidiaries that is or was to be performed in whole or in part during our last full fiscal year or our current fiscal year, which you have not described elsewhere in this questionnaire?

☐ Yes ☐ No

If “yes,” please provide details:

33.	If you have reported any transaction under Questions 31-34, was the transaction disclosed to and approved or ratified by the board of directors or a committee of independent directors of Regal One Corporation or the Company?

☐ Yes ☐ No ☐ Not Applicable

34.	If you have disclosed any transaction under Questions 31-34, and the transaction was approved or ratified by the board of directors or a committee of independent directors of Regal One Corporation or the Company, was there any waiver of or other deviation from otherwise applicable policies and procedures established by Regal One Corporation or the Company for such a transaction?

☐ Yes ☐ No ☐ Not Applicable

35.	Are you aware of any direct or material indirect business relationship between the Regal One Corporation or Company or any of the directors or officers of Regal One Corporation or the Company, on the one hand, and the independent registered public accounting firm or any of that firm’s partners, managers or employees, on the other hand?

☐ Yes ☐ No

If “yes,” please provide details:

Please answer Questions 36-43 only if you are a member of or nominee for our board of directors.
VII.	Director Independence

References below to the “three-year look back” periods for listed relationships start on the date the relationship ceased, e.g., a director employed by the Company is not independent until three years after that employment terminates. References below to “partner” do not include “limited partners.”

36.	Director as Employee. Are you now, or have you been within the three years prior to the date you sign this questionnaire, employed by Regal One Corporation or the Company or a parent or subsidiary of the Company?

☐ Yes ☐ No

37.	Director or Non-Employee Family Member Receiving Payments >$120,000. Have you, or a Family Member of yours, accepted any payments from Regal One Corporation or the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of twelve consecutive months within any of the 36 months preceding the date that you sign this questionnaire, other than:

●	compensation for board or committee service;

●	payments arising solely from investments in company securities;

●	compensation paid to a Family Member of yours who is a non-executive employee of Regal One Corporation or the Company or a parent or subsidiary of the Company; and

●	benefits under a tax-qualified retirement plan or non-discretionary compensation?

☐ Yes ☐ No

38.	Director with Family Member Who Is an Executive Officer. Are you a Family Member of an individual who is now or has been at any time during the three years prior to the date you sign this questionnaire, an executive officer of Regal One Corporation or the Company or a parent or subsidiary of the Company?

☐ Yes ☐ No

39.	The Company Pays or Receives Defined Amounts to or from Other Entity Associated with Director or Director’s Family Member. Are you, or do you have any Family member who is, a partner in, controlling shareholder or owner of, or executive officer of any organization (including any business entity or any nonprofit organizations) to which Regal One Corporation or the Company made, or from which the Company received, payments for property or services, in the current fiscal year or any of the past 3 fiscal years, that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more?

☐ Yes ☐ No

Note: You may exclude for this purpose payments arising solely from investments in securities of Regal One Corporation or the Company or payments under non-discretionary charitable contribution matching programs.

40.	Director or Family Member Is Officer of Another Entity where Officer of Regal One Corporation or the Company Serves on Compensation Committee. Are you or a Family Member now employed, or have you or a Family Member been employed within the three years prior to the date you sign this questionnaire, as an executive officer of another entity where at any time during the past three years any executive officers of Regal One Corporation or the Company now serve or served on the compensation committee of such other entity?

☐ Yes ☐ No

41.	Director Worked on the Audit as Partner/Employee of Auditors of Regal One Corporation. Are you or a Family Member now a current partner of our independent auditors, or did you or a Family Member at any time within the three years prior to the date you sign this questionnaire, work on Regal One Corporation’s audit as a partner or employee of our independent auditors?

☐ Yes ☐ No

42.	All Direct and Indirect Relationships Listed. Please briefly list below all existing and proposed relationships, however slight or remote, between Regal One Corporation or the Company and you (other than your service on the board of directors or committees of Regal One Corporation or the Company and its subsidiaries). **Please list all relationships, whether or not excluded by the thresholds under Questions 49-54.**

Please list direct relationships between Regal One Corporation or the Company and you, and any relationships between the Company and any business, nonprofit or other entity in which you are a partner, manager, director, trustee, officer, or significant stockholder or investor, or in which you have any significant financial interest.

Please consider for this purpose

●	any kind of relationship, such as commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, or

●	any material passive investments you own directly or through venture or hedge funds in any privately-held or publicly traded companies with which you know Regal One Corporation or the Company has any business or other dealings or that we have acquired or proposed to acquire.

ANSWER: [please list relationships below or, if none, state “none.”]

Please answer Question 43 only if you are a member of or nominee for our audit committee or compensation committee.
VIII.	Audit Committee Membership

43.	Audit Committee Members.

(i)

●	Have you accepted any compensation from Regal One Corporation or the Company or any of their affiliates during the last fiscal year (except for board service, retirement plan benefits or non-discretionary compensation)?

☐ Yes ☐ No

●	Do you have any affiliation in any capacity between yourself or any entity that you control with Regal One Corporation or the Company or any of their subsidiaries?

☐ Yes ☐ No

●	Do you have any other relationship with Regal One Corporation or the Company that may interfere with your exercise of independence from management and us?

☐ Yes ☐ No

If you answered “yes” to any of these questions, please provide details:

(ii)	Are you an “Affiliate” of Regal One Corporation, the Company or any subsidiary of Regal One Corporation or the Company, other than in your capacity as a member of the board of directors or any committee of the board of directors of Regal One Corporation or the Company and/or our direct or indirect subsidiaries?

☐ Yes ☐ No

(iii)	Are you serving as a director of any direct or indirect majority-owned consolidated subsidiaries of Regal One Corporation or the Company?

☐ Yes ☐ No

If yes, please list each such subsidiary and all positions that you hold with that subsidiary:

Note: Subsidiary directorships do not necessarily preclude committee membership, as long as you do not receive compensation from the Company or its subsidiaries other than ordinary course compensation for board and committee service.

(iv)	Is any spouse, minor child or stepchild of yours, or any child or stepchild of yours sharing a home with you, a party to any existing or proposed contract or other written or oral arrangement which provides for payments to that individual of any consulting, advisory or other compensatory fee from Regal One Corporation or the Company or any of their respective subsidiaries?

☐ Yes ☐ No

(v)	Is any entity (i) in which you are a partner, member, managing director, executive officer, or principal or in which you occupy a similar position, and (ii) which provides accounting, consulting, legal, investment banking, financial advisory or any similar services, a party to any existing or proposed contract or other written or oral arrangement which provides for payments to that entity of any consulting, advisory or other compensatory fee from Regal One Corporation or the Company or any of their respective subsidiaries?

☐ Yes ☐ No

IX.	Audit Committee Membership

Please answer Questions 44-47 only if you are a member of or nominee for our audit committee.

44.	Audit Committee Members. If you are, or will be, a member of our audit committee, did you participate in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years?

☐ Yes ☐ No

45.	Investment Company Act Specific Inquiry:

(a)	Have you at any time during the six-month period preceding the date hereof:

(i)	Executed any portfolio transaction for, engaged in any principal transaction with, or distributed shares for Regal One Corporation or the Company?

(ii)	Loaned money or other property to Regal One Corporation or the Company?

☐ Yes ☐ No

(b)	Have you acted as legal counsel to Regal One Corporation or the Company at any time during our last full fiscal year?

☐ Yes ☐ No

(c)	Do you, or will you, have any direct or indirect beneficial interest in, or are you designated as trustee, executor or guardian of any legal interest in, any security issued by the entity that will be the Company’s investment adviser or by a controlling person of the entity that will be the Company’s investment adviser?

☐ Yes ☐ No

(d)	Do you otherwise control the entity that will be the Company’s investment adviser?

☐ Yes ☐ No

(e)	Are you an “immediate family member” of (i) an officer or employee of Regal One Corporation or the Company, (ii) any officer, director, or employee of the entity that will be the Company’s investment adviser, (iii) any person owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of Regal One Corporation or the Company or the entity that will be the Company’s investment adviser, (iv) any person directly or indirectly controlling, controlled by, or under common control with, Regal One Corporation or the Company or the entity that will be the Company’s investment advisor, or (v) a person described in (a), (b), (c), or (d)?

☐ Yes ☐ No

46.	Knowledge of Financial Statements.

●	Do you have sufficient work or educational experience to be able to read and understand fundamental financial statements, including Regal One Corporation or balance sheet, income statement and cash flow statement?

☐ Yes ☐ No

If you answered “no”, please provide details:

●	Do you believe you are financially literate or, if not, can become so within a reasonable period of time?

☐ Yes ☐ No

●	Do you have accounting or related financial management expertise?

☐ Yes ☐ No

47.	Financial Expert.

●	Do you have an understanding of generally accepted accounting principles and financial statements?

☐ Yes ☐ No

●	Do you have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves?

☐ Yes ☐ No

●	Do you have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities?

☐ Yes ☐ No

●	Do you have an understanding of internal controls and procedures for financial reporting?

☐ Yes ☐ No

●	Do you have an understanding of audit committee functions?

☐ Yes ☐ No

●	Do you have education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions?

☐ Yes ☐ No

●	Do you have experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions?

☐ Yes ☐ No

●	Do you have experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements?

☐ Yes ☐ No

If you answered “no” to any of these questions, please provide details:

●	Do you have other relevant experience?

☐ Yes ☐ No

If you answered “yes”, please provide details:

I have reviewed the answers given to the above questions and affirm that the same are true, complete and accurate in every respect, to the best of my knowledge. I understand that the foregoing information and any further communications I have with the Company, its counsel, regarding the matters contemplated herein may be used in connection with the preparation of the Information Statement and any related filings with the SEC or FINRA, and that the answers to the questions submitted will be relied on by the Company and its officers and directors, its counsel, in preparing the Information Statement and any related filings with the SEC or FINRA. I agree to promptly notify the Company of any changes in information provided in this Questionnaire that may occur prior to the mailing date of the Information Statement.

Dated: _________________, 2014

Print name:

By:

Please provide an address, telephone and facsimile numbers and an email address where we may contact you with any follow-up questions.

Address:

Telephone:

Fax:

Email:

Appendix A

Related Person Table for:___________

For each of the following persons (including yourself if not already disclosed) identify:

-	Name of corporation, partnership, trust or other entity in which named person beneficially owns more than 1% of any class of equity security or other class of ownership interest (Please include approximate percentage of owner-ship interest).

-	Name of corporation, partnership, trust or other entity in which named person is an executive officer, general partner or manager or has a similar role (Please include title/role of named person in entity)

You:

Children and stepchildren:

Parents and stepparents:

Your spouse:

Your brothers and sisters:

Your mothers-in-law and fathers-in-law:

Your daughters-in-law and sons-in-law:

Your brothers-in-law and sisters-in-law:

Any other person sharing your household (other than a tenant or employee):

APPENDIX D

PRINCETON CAPITAL CORPORATION

AUDIT COMMITTEE CHARTER

The Board of Directors (“Board”) of Princeton Capital Point Investment Corporation (the “Company”) has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this charter (“Charter”) to establish the governing principles of the Audit Committee (“Committee”).

●	Purpose

The primary function of the Committee is to serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and reporting processes and the audits of its financial statements by overseeing and monitoring:

●	The quality and integrity of financial reports and other financial information provided by the Company to governmental bodies or the public and the independent audit thereof.

●	The Company’s system of internal controls regarding finance, accounting and regulatory compliance.

●	The material aspects of the Company’s accounting and financial reporting process generally.

●	The independence, qualifications and performance of the Company’s independent registered public accounting firm (independent accountants), including the lead audit partner.

●	The compliance by the Company with legal and regulatory requirements.

●	The performance of the Company’s internal audit function.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

●	Committee Membership

The Committee shall be composed of three or more directors as determined by the Board, each of whom:

●	Shall be “independent directors” (as defined in Nasdaq Market place Rule 4200(a)(15).

●	Shall meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, amended (the “Exchange Act”).

●	Shall not be “an interested person” (as defined by the Investment Company Act of 1940, as amended.

●	Shall be or shall become (within a reasonable period of time after his or her appointment) “financially literate,” as such qualification is interpreted by the Board.

●	Shall have a basic understanding of finance and accounting practices and shall be able to read and understand financial statements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall meet other requirements of the rules of the Nasdaq Stock Market and all other applicable laws, rules or regulations, in each case, when, as and to the extent applicable to the Company. In addition, at least one member of the Committee shall have accounting or related financial management experience.

The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

●	Meetings

The Committee shall meet at least four times each year, or more frequently as circumstances require. The Chairman of the Committee may call a Committee meeting whenever deemed necessary and shall be responsible for meeting with the independent accountants at their request to discuss the interim financial results. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

●	Scope

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles (“GAAP”). The responsibility to plan and conduct audits is that of the Company’s independent accountants. In fulfilling this responsibility, the independent accountants are ultimately accountable to the Board of Directors of the Company and this Committee. The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s Code of Business Conduct, Ethics and Statement on The Prohibition of Insider Trading (the “Code of Business Conduct”). The primary responsibility for these matters also rests with the Company’s management.

In order to fulfill its oversight responsibility, the Committee must be capable of conducting free and open discussions with management, independent accountants, internal auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

●	Responsibilities and Duties

●	General Responsibilities

To carry out its purposes, the responsibilities of the Committee shall be as follows:

○	Maintain open communications with the independent accountants, executive management and the Board.

○	Meet separately, from time to time, with management, the internal auditors and the independent accountants to discuss matters warranting attention by the Committee.

○	Regularly report Committee actions to the Board and make recommendations as the Committee deems appropriate.

○	Review the financial results presented in all reports filed with the Securities and Exchange Commission (“SEC”).

○	Review reports issued by regulatory examinations and consider the results of those reviews to determine if any findings could have a material effect on the Company’s financial statements.

○	Discuss the Company’s disclosure, oversight of and conformity with the Company’s Code of Business Conduct and Code of Ethics, and matters that may have a material effect on the Company’s financial statements, operations, compliance policies and programs.

○	Review and reassess the adequacy of the Committee’s Charter at least annually and recommend any changes to the full Board of Directors.

○	Take other actions required of the Committee by law, applicable regulations, or as requested by the Board.

In discharging its duties hereunder, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

●	Responsibilities Regarding the Engagement of the Independent Accountants

○	The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Committee.

○	Ensure the independence of the independent accountants by:

●	Having the independent accountant deliver to the Committee at least annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; actively engaging in dialogue with the independent accountants about any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company’s independent accountants.

●	Pre-approving all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent accountants. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

●	Ensuring the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent accountants) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

●	Overseeing compliance with the guidelines set forth in Annex A relating to the Company’s hiring of employees or former employees of the independent accountants and ensuring that such guidelines comply with applicable laws, rules and regulations.

●	At least annually, obtain and review a report by the independent accountants describing: the firm’s internal control procedures; any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company to assess the auditor’s independence.

●	The Committee shall review and present its conclusions regarding the independent accountants’ qualifications, performance and, if applicable, its conclusions regarding the rotation of the independent accountants to the Board at least annually.

●	Responsibilities for Reviewing the Annual External Audit and the Financial Statements

The Committee will:

○	Request the independent accountants to confirm that they are accountable to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

○	Review with management significant risks and exposures identified by management and management’s steps to minimize them.

○	Review the scope of the external audit with the independent accountants.

○	Review with management and the independent accountants, as appropriate:

●	The Company’s internal controls, including computerized information system controls and security.

●	The Company’s significant accounting policies.

●	The Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before they are made public.

●	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

●	Material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

●	The Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

○	After the completion of the annual audit examination, or as needed throughout the year, discuss with management and the independent accountants:

●	The Company’s annual financial statements and related footnotes, including any adjustments to such statements recommended by the independent accountants.

●	Any significant findings and recommendations made by the independent accountants with respect to the Company’s financial policies, procedures and internal accounting controls together with management’s responses thereto.

●	The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

●	Any significant difficulties or problems with management encountered during the course of the audit.

●	Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (“GAAS”) require the auditors to discuss with the Committee.

●	The form of opinion the independent accountants propose to render to the Board and the Committee and shareholders.

○	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

○	Recommend to the Board of Directors whether to include the audited financial statements in the Company’s Form 10-K.

○	Issue for public disclosure by the Audit Committee the report required by the SEC to be included in the Company’s annual proxy statement.

●	Compliance Oversight Responsibilities

●	Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

●	Administer the procedures relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

●	Evaluation

The Committee shall conduct an annual review of the Committee’s performance and recommend changes to the Board as needed.

Annex A

Hiring Guidelines for Independent Accountants Employees

The Audit Committee has adopted the following practices regarding the hiring by the Company of any employee of its independent accountants who participated in any capacity in the audit of the Company.

1. No member of the audit team that is auditing the Company can be hired by the Company in a financial reporting oversight role (as defined in the SEC’s Regulation S-X) for a period of 1 year following association with that audit.

2. The Company’s Chief Financial Officer shall report annually to the Audit Committee the profile of the preceding year’s hires from the independent accountants.

Annex B

PRINCETON CAPITAL CORPORATION

OPEN DOOR POLICY

Submission of Comments to Audit Committee

Princeton Capital Corporation encourages its employees and employees of its investment adviser, House Hanover, LLC to maintain open lines of communication and share comments they may have with members of management and if necessary, with the board of directors of the Company. Feedback from such employees on matters related to their employment or the Company’s operations including its financial statement disclosures, accounting, internal accounting controls or auditing matters is greatly appreciated and helps to build a stronger organization. Any such employee should report suspected violations of applicable laws, rules, regulations, or the Code of Business Conduct to his or her supervisor, a member of senior management of the Company, or to the Corporate Secretary of the Company.

The Company maintains a policy that provides that employees of the Company, its investment adviser and its administrator may submit, on a confidential, anonymous basis if the employee so desires, comments related to, among other things, financial statement disclosures, accounting, internal accounting controls or auditing matters. Such comments should be set forth in writing, and either emailed to the Chairman of the Audit Committee or sealed in an envelope, and deposited in the Open Door box located in the Chief Compliance Officer’s office, either addressed to the Chief Compliance Officer if an employee would like management to review the comments, or to the Chairperson of the Audit Committee, which should be labeled: “To be opened by the Audit Committee only.” Such employees may also deliver such envelopes in the Company’s internal mail system or deliver it by hand to the Corporate Secretary, who will deliver it unopened to the Chairman of the Audit Committee. If any such employee would like to discuss matters with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she may be contacted if the Audit Committee deems it appropriate.

The Audit Committee reviews and considers such comments that it has received and may take action that it deems appropriate in order to respond thereto. The Audit Committee may request special treatment for a comment including the retention of outside counsel or other advisors. The Audit Committee retains such comments for a period of no less than five years.

The Company’s Code of Business Conduct prohibits any employee of the Company from retaliating or taking any adverse action against anyone for raising or helping to resolve business conduct or ethical concerns.

Annex C

WHISTLEBLOWER POLICY

Submission of Comments to Audit Committee

Princeton Capital Corporation (the “Company”) encourages employees to maintain open lines of communication and share comments and concerns they may have with members of management and if necessary, with the Board of Directors of the Company. Feedback from employees on matters related to their employment or the Company’s operations including its financial statement disclosures, accounting, internal accounting controls or auditing matters is greatly appreciated and helps to build a stronger organization. An employee should report suspected violations of applicable laws, rules, regulations, the Code of Business Conduct, to his or her supervisor, a member of senior management, or to the Chief Compliance Officer.

Employees of the Company may submit, on a confidential, anonymous basis if the employee so desires, comments related to, among other things, financial statement disclosures, accounting, internal accounting controls or auditing matters. Such comments should be set forth in writing, sealed in an envelope or submitted via e-mail, and addressed to the Chief Compliance Officer if an employee would like management to review the comments, or to the Chairman of the Audit Committee, which should be labeled: “To be opened by the Audit Committee only.” Employees may also deliver such envelopes in the Company’s internal mail system or deliver it by hand to the Chief Compliance Officer, who will deliver it unopened to the Chairman of the Audit Committee. If an employee would like to discuss matters with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she may be contacted if the Audit Committee deems it appropriate.

The Audit Committee reviews and considers such comments that it has received and may take action that it deems appropriate in order to respond thereto. The Audit Committee may request special treatment for a comment, including the retention of outside counsel or other advisors. The Audit Committee retains such comments for a period of no less than five years.

The Code of Business Conduct prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve business conduct or ethical concerns.

APPENDIX E

PRINCETON CAPITAL CORPORATION

DISCLOSURE CONTROLS AND PROCEDURES

I.	DISCLOSURE POLICY

Princeton Capital Corporation (the “Company”) is committed to a policy of full, true and plain-English disclosure of all material information in a timely manner, in order to keep stockholders and the investing public informed about the Company’s business and operations.

This policy extends to the conduct of directors, officers, spokespersons and other employees of the Company, the Company’s investment adviser, House Hanover, LLC and to all methods that the Company uses to communicate to the public, such as written statements made in the Company’s annual and quarterly reports, news and earnings releases, speeches by senior management and information contained on the Company’s website.

II.	MATERIAL INFORMATION

Information will be considered material if a reasonable shareholder would consider the information in deciding whether to purchase or sell securities or there is a substantial likelihood that the information would have been viewed by a reasonable investor as having significantly altered the total mix of information made available.

III.	DISCLOSURE CONTROLS AND PROCEDURES DEFINED

Disclosure controls and procedures are processes designed to ensure that information required to be disclosed by the Company in the reports filed or submitted by it under the Securities Exchange Act of 1934,30 as amended (the “Exchange Act”), is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (the “SEC”). Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in its Exchange Act reports is accumulated and communicated to the Company’s management, including its principal executive and financial officers, as appropriate, to allow timely decisions regarding requiredadmin disclosure.31

[30]	These reports include quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, definitive proxy materials filed under Section 14(a) of the Exchange Act, definitive information statements filed under Section 14(c) of the Exchange Act and amendments to any of these reports or documents.
[31]	Rules 13a-15 and 15d-15 of the Exchange Act require each issuer filing reports under Section 13(a) or Section 15(d) of the Exchange Act to maintain disclosure controls and procedures.

IV.	DISCLOSURE CONTROLS AND PROCEDURES

A.	Disclosure Review Team

1)	Membership

a.	The Disclosure Review Team shall be composed of the Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer and such other employees of the Company and its affiliates as the foregoing individuals may designate from time to time.

2)	Responsibilities

a.	The Disclosure Review Team shall oversee the Company’s corporate disclosure practices and ensure adherence to the Company’s disclosure policy. In connection with this oversight responsibility, the Disclosure Review Team shall review the following:

i.	All SEC filings, including all Exchange Act filings and all registration statements filed under the Securities Act of 1933, as amended;

ii.	All press releases providing financial information or guidance, information about material acquisitions or dispositions or other events that are material to the Company;

iii.	Correspondence broadly disseminated to stockholders and all presentations to investor conferences or analysts;

iv.	Presentations to rating agencies and lenders; and

v.	Information included on the Company’s website.

b.	The Disclosure Review Team shall be responsible for considering the materiality of information and determining disclosure obligations under the Exchange Act on a timely basis.

c.	The Disclosure Review Team shall review the Company’s disclosure policy at least annually and update it as necessary.

d.	The members of the Disclosure Review Team shall review the Company’s SEC disclosure documents prior to the filing of such documents with the SEC. Each member of the Disclosure Review Team shall formally acknowledge that he or she has reviewed such SEC disclosure document.

e.	The Disclosure Review Team shall evaluate, or shall cause to be evaluated, the Company’s disclosure controls and procedures as of the end of the period covered by each Form 10-K or Form 10-Q to be filed with the SEC and report, or cause to be reported, to the Chief Executive Officer and Chief Financial Officer regarding its evaluation of the effectiveness of such disclosure controls and procedures and any other conclusions or recommendations with respect to such disclosure controls and procedures. The Disclosure Review Team shall also identify, or cause to be identified, any deficiencies in the disclosure controls and procedures and recommend corrective action with regard to significant deficiencies.

3)	Administration

a.	The Chief Financial Officer shall be responsible for the operational aspects of the Disclosure Review Team. In this regard, the Chief Financial Officer shall:

i.	Schedule Disclosure Review Team meetings and agendas, as appropriate.

ii.	Be responsible for circulating drafts of SEC disclosure documents and obtaining required certifications and disclosure confirmations (as discussed below), if any. The Chief Financial Officer shall review and respond to comments received on such documents.

iii.	Inform the Disclosure Review Team and all other responsible senior officers of any disclosure event (as defined below) communicated to the Chief Financial Officer pursuant to the procedures set forth herein.

iv.	Be responsible for monitoring the SEC’s disclosure rules and regulations in detail and serving as an internal resource regarding these rules and regulations.

v.	Be responsible for other operational aspects of the Disclosure Review Team.

vi.	Be responsible for distributing a copy of the Company’s Disclosure Policy, Controls and Procedures to each employee that has any obligation or responsibility thereunder.

B.	Financial Reporting

1)	The Disclosure Review Team shall have the overall responsibility for creating and producing all of the Company’s SEC disclosure documents.

C.	Action Plan and Timeline

1)	Step 1: The Chief Financial Officer (or in the case of disclosure documents that are not financial in nature, such other member(s) of the Disclosure Review Team that may be responsible for such documents, as determined by the Disclosure Review Team) shall prepare an initial draft of the Form 10-K, Form 10-Q or other disclosure document.

2)	Step 2: The Chief Financial Officer (or such other member(s) of the Disclosure Review Team that may be responsible for such document, as determined by the Disclosure Review Team) shall immediately circulate a draft of the Form 10-K or Form 10-Q to all members of the Disclosure Review Team and the Company’s audit committee, as well as to the Company’s outside auditors and outside legal counsel. (In the case of other SEC disclosure documents, the Chief Financial Officer (or such other member(s) of the Disclosure Review Team that may be responsible for such documents, as determined by the Disclosure Review Team) shall circulate a draft of such disclosure document to all members of the Disclosure Review Team and to such other persons as the Chief Financial Officer or the Disclosure Review Team shall determine is appropriate.)

3)	Step 3: All members of the Disclosure Review Team and the Company’s audit committee, and the Company’s outside auditors and outside legal counsel, shall review and provide written comments on the draft Form 10-K or Form 10-Q to the Chief Financial Officer. (In the case of other SEC disclosure documents, all members of the Disclosure Review Team and such other persons as the Chief Financial Officer directs to review the disclosure document shall review and provide written comments on the disclosure document to the Chief Financial Officer (or such other member(s) of the Disclosure Review Team that may be responsible for such document, as determined by the Disclosure Review Team) within the time period indicated by the Chief Financial Officer.)

4)	Step 4: The Disclosure Review Team shall review any comments received in connection with Step 3 above. Upon completion of such review, the Disclosure Review Team shall direct the Chief Financial Officer (or such other member(s) of the Disclosure Review Team that may be responsible for such document, as determined by the Disclosure Review Team) to revise the SEC disclosure document, as appropriate. The Disclosure Review Team shall establish reasonable timeframes within which responsible parties are required to review and comment on the SEC disclosure documents.

5)	Step 5: Repeat Steps 2, 3 and 4 as necessary.

6)	Step 6: As directed by the Disclosure Review Team, the Chief Financial Officer shall forward the Form 10-K or Form 10-Q to the members of the board of directors for their review. (In the case of other SEC disclosure documents, the Chief Financial Officer (or such other member(s) of the Disclosure Review Team that may be responsible for such documents, as determined by the Disclosure Review Team) shall determine if it is appropriate to forward such disclosure document to the board of directors for its review.)

7)	Step 7: Upon completion of all of the steps above and within the SEC’s prescribed filing deadlines, the Company shall file the SEC disclosure document with the SEC as directed by the Chief Executive Officer or Chief Financial Officer.

D.	Review of Competitors’ filings and research reports

1)	The Disclosure Review Team or any member designated thereby shall be responsible for reviewing the SEC disclosure documents of the Company’s competitors and research reports that pertain to the Company, its competitors or the business development company industry.

E.	SEC Form Check

1)	Prior to filing an SEC disclosure document with the SEC, the Company’s outside legal counsel shall perform an SEC form check to ensure that all disclosure required by Regulation S-K promulgated under the Exchange Act and any other information required by the relevant form is contained in such SEC disclosure document.

2)	Prior to filing an SEC disclosure document with the SEC, the Company’s outside auditors shall perform an SEC form check to ensure that all information required by Regulation S-X promulgated under the Exchange Act is contained in such SEC disclosure document.

3)	Prior to filing an SEC disclosure document with the SEC, the Chief Financial Officer shall receive from all responsible parties a disclosure confirmation.

APPENDIX F

PRINCETON CAPITAL CORPORATION

PROXY VOTING POLICY

Princeton Capital Corporation has delegated its proxy voting responsibility to its investment adviser, House Hanover, LLC (the “Adviser”). The Proxy Voting Policies and Procedures of the Adviser are set forth below. (The guidelines are reviewed periodically by the Adviser and our non-interested directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we” “our” and “us” refers to the Adviser).

INTRODUCTION

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), we have a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

PROXY POLICIES

We vote proxies relating to our portfolio securities in the best interest of our clients’ stockholders. We review on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by our clients. Although we generally vote against proposals that may have a negative impact on our clients’ portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so.

Our proxy voting decisions are made by the senior officers who are responsible for monitoring each of our clients’ investments. To ensure that our vote is not the product of a conflict of interest, we require that: (i) anyone involved in the decision making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

PROXY VOTING RECORDS

You may obtain information, without charge, regarding how we voted proxies with respect to the Company’s portfolio securities by making a written request for proxy voting information to: Princeton Capital Corporation, 800 Turnpike Street, North Andover, Massachusetts 01845, ATTN: Chief Compliance Officer.

APPENDIX G

PRINCETON CAPITAL CORPORATION

PRIVACY POLICY

Princeton Capital Corporation (“PCC,” “our,” “us,” or “we”) is committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of PCC and its affiliated companies. This notice supersedes any other privacy notice you may have received from PCC, and its terms apply both to our current customers and to former customers as well.

How We Protect Your Personal Information

We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards.

What Kind of Information We Collect

Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. In general, the only information we collect from you is your name, address and number of shares you hold.

How We Use this Information

This information is used only so that we can service your account, send you annual reports and other information about PCC, and send you proxy statements or other information required by law.

Who Has Access to Personal Information

We do not share customer information with any non-affiliated third party except as described below.

Authorized Employees of House Hanover, LLC (the “Adviser”). It is our policy that only authorized employees of the Adviser who need to know your personal information will have access to it.

Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing information to you. These companies are required to protect your information and use it solely for the purpose for which they received it.

Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators or exchange officials. Only that information required by law, subpoena, rule, regulation or court order will be disclosed.

Updating Your Information

To help us keep your customer information up-to-date and accurate, please contact PCC, at the address below, if there is any change in your personal information.

Princeton Capital Corporation

800 Turnpike Street

North Andover, Massachusetts 01845

ATTN: Chief Compliance Officer